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FORM 8-A

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934

Don Marcos Trading Co.
(Exact name of registrant as specified in its charter)

Florida	65-0921319
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1850 Southeast 17th Street, Suite 300, Ft. Lauderdale, FL	33316
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-142976 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, no par value
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Incorporated herein by this reference is the description of the securities prepared in compliance with Item 202 of Regulation S-B set forth beneath the caption "Description of Capital Stock," in the prospectus filed by Don Marcos Trading Co. (the "Registrant") with the Securities and Exchange Commission as part of the Registrant's Registration Statement on Form SB-2, Registration No. 333-142976 (the "Registration Statement"), and all amendments thereto.

Item 2. Exhibits.

Don Marcos Trading Co. incorporates herein by this reference, the exhibits from the Registration Statement as follows:

3.1	Articles of Incorporation of Don Marcos Trading Co., filed May 11, 1999
3.2	Amendment to Articles of Incorporation of Don Marcos Trading Co., filed February 6, 2003
3.3	Amendment to Articles of Incorporation of Don Marcos Trading Co., filed February 14, 2007
3.4	Amendment to Articles of Incorporation of Don Marcos Trading Co., filed May 4, 2007
3.5	Ameded and Restated Bylaws of Don Marcos Trading Co., dated February 2, 2007
5.0	Opinion of Oswald & Yap, a professional corporation
10.1	Form of Stock Purchase Agreement Used in Private Offering
10.2	2007 Incentive and Nonstatutory Stock Option Plan, dated February 1, 2007
10.3	Distributorship Agreement dated January 23, 2003
23.1	Consent of Oswald & Yap, a professional corporation
23.2	Consent of Kabani & Company
24.1	Power of Attorney

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) Don Marcos Trading Co.

Date  June 13, 2007

By                  /s/ Earl T. Shannon
                       Earl T. Shannon, President